UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

CURRENT REPORT

PURSUANT TO SECTION 14 (C)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report June 27, 2016

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (SEC File Number)	27-3270121 (IRS Employer Identification Number)

c/o, Richard Surber, President
59 West 100 South, Second Floor
Salt Lake City, Utah 84101
(Address of principal executive offices)

  (801) 575-8073
(Registrant's telephone number, including area code)

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Green Endeavors, Inc.
59 West 100 South, Second Floor
 Salt Lake City, Utah 84101
(801) 575-8073

To the Stockholders of Green Endeavors, Inc.:

This Information Statement is furnished to the stockholders of Green Endeavors, Inc., a Utah corporation (Green), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of Green providing for shareholder authorization to the board of directors of the corporation to reduce the number of issued and outstanding shares of the common stock of Green through a reverse stock split on the basis of 1 for 2000, and reducing the number of authorized shares from the present number of Ten Billion (10,000,000,000) to Two Billion (2,000,000,000) and the par value of the common stock to remain at $0.0001.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Only stockholders of record at the close of business on June 27, 2016 shall be given a copy of the Information Statement.

By Order of the Board of Directors

/s/ Richard Surber
Richard Surber, President

This information statement is being furnished to all holders of the common stock of Green in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out the process to reduce the number of issued and outstanding shares of the common stock of Green through a reverse stock split on the basis of 1 for 2000 and reducing the number of authorized shares to Two Billion, (2,000,000,000).

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Green Endeavors, Inc., a Utah Company ("Green"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Green.  The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Green, provides public notice of the approval and authorization to carry out the process of conducting a reverse stock split of the issued and outstanding shares of the common stock of Green and changing the total number of authorized shares of common stock from Ten Billion (10,000,000,000) to Two Billion (2,000,000,000) and retaining the par value of the common stock at $0.0001.

The Board of Directors, and persons owning a majority of the outstanding voting securities of Green, have unanimously adopted, ratified and approved the proposed actions by the Green board of directors.  No other votes are required or necessary. See the caption "Vote Required for Approval" below. The corporation will have total authorized preferred stock as currently authorized, with the same rights and designations as currently exists and the total number of authorized common stock shall be reduced to a total of 2 billion shares of common stock with a stated par value of $ 0.0001 per share, all currently issued shares shall be reversed on a basis of one for two thousand, with any fractional shares rounded up to the next whole share.  Any actions adopted by the board of directors will become effective upon final approval by the board and the filing of required notices with the Department of Commerce in the State of Utah.

The Form 10-Qs for quarterly periods ended in 2016 and the form 10-K  for the year ended December 31, 2015, and any reports on Form 8-K filed by Green during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov.  See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO REVERSE THE ISSUED SHARES OF COMMON STOCK ON THE BASIS OF ONE NEW SHARE FOR EACH TWO THOUSAND SHARES CURRENT ISSUED AND OUTSTANIDNG AND RETAINING THE PAR VALUE TO $0.0001 PER SHARE.

Green's board had determined that it would be in the Company's best interest to conduct a reverse of the issued and outstanding shares of common stock on a one for 2000 basis, reduce the number of authorized shares of common stock to Two Billion (2,000,000,000), retain the par value of the common stock at $0.0001 and has received the consent of holders of a majority of the voting rights of the Company' securities to authorize the board to conduct such actions.

Reasons for the reverse stock split:

The primary purposes of the reverse stock split are to accomplish the following:

a) The Board has determined that if the current number of preferred shares  and convertible debt presently issued were to be converted at current market prices there would not be sufficient common shares authorized to meet the conversions requested and the Board is seeking sufficient common stock to allow for any and all such potential conversions.
b) Increase the per share price of the common stock to help maintain the interest of the markets;
c) Reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and
d) Provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

If the current number of preferred shares and the existing convertible debt were all converted at current market prices a total of 12,126,783,333 shares of common stock would be required to be issued by the Company, that number exceeds the number of authorized shares of common stock by the Company.  The reverse stock split by both increasing the market price and the number of unissued but authorized shares would resolve that issue.

For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects of the reverse stock split.

The reverse stock split will be effected by filing an amendment to the Company's Articles of Incorporation with the State of Utah and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

Green is currently authorized to issue 10,000,000,000 shares of its common stock of which, 1,772,358,322 shares are currently issued and outstanding, 10,000,000 shares of Supervoting Preferred Stock, which have a 1 for 100 voting right, of which 10,000,000 are issued and outstanding for a total of 1,000,000,000 votes in any shareholder action and 727,607 shares of Series B Preferred Stock, which have a 1 for 1 voting right or 727,607 votes in any shareholder action, as of May 31 2016. Currently, shareholders holding votes equal to not less than 1,678,786,286 of the voting rights have consented in writing to the proposal, this constitutes approval of not less than 60% of the voting rights entitled to vote in any shareholder action. The stated voting rights of the preferred shares outlined above will constitute a majority of all votes on any matter presented to the shareholders.

A reverse split on a one for two thousand basis would reduce the number of issued and outstanding shares of common stock to approximately 886,200 but will not reduce the number of authorized shares of common stock. The reverse split will not have any effect on the stated par value of the common stock.

The effect of the reverse split upon existing shareholders of the common stock will be that the total number of shares of Green's common stock held by each shareholders will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by up to 2,000, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

If acted upon by the Company's board of directors, the consent by the majority of the common stock voting rights reported herein, would result in each shareholder's percentage ownership interest in the company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split.  All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.

The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to conduct a reverse stock split there is a significant risk of shareholder value represented by the common stock being diluted.  The proposed reverse split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company.  The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. In the event that the board carries out a 1 for 2000 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 887,000, the issuance of all 2,000,000,000 authorized shares would have a dilutive effect upon existing shareholders.  If all authorized shares of common stock were issued each share would drop from representing 1/1,722,358,322 to 1/2,000,000,000 of the shares of common stock issued and outstanding.

Voting rights of the Super Voting Preferred Shares held by Sack Lunch Productions, Inc. ("SAKL") hold votes equal to one billion votes (10 million shares each with 100 votes) prior to the split those shares were equal to 36.06% of the voting rights, subsequent to the split those Super Voting Preferred Shares would be equal to 99.83% of the voting rights.  This would give SAKL and Richard Surber, SAKL:'s President and CEO control of any matter presented to shareholders for a vote.  Currently, prior to the split, Mr. Surber and SAKL jointly control in excess of 60% of the voting rights on any matter presented to the shareholders based upon the Super Voting Preferred Shares and SAKL's holding of 38.3% of the currently issued common stock.  These voting rights effectively give SAKL a veto over any attempt to take over or change control of the Company. Such an event would include a vote by the board of directors to conduct a reverse or forward split of the common stock as is being proposed at this time. The shares held by SAKL thus have a strong anti-takeover effect. The interests of SAKL may not always conform to the interests of the common stockholders in general, and thus its voting rights may not always be exercised in the best interests of the common stockholders of the Company.

After the taking of any action to conduct or authorize the reverse split is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each holder of record of shares of the Company's common stock that is outstanding on the effective date of the reverse stock split may contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE ACTION FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL AUTHORIZING THE BOARD TO CONDUCT THE REVERSE STOCK SPLIT.

Q.  WHAT IS THE BASIS FOR SEEKING TO CONDUCT THE REVERSE STOCK SPLIT?

A.	i. The Board has determined that if the current number of preferred shares and convertible debt presently issued were to be converted at current market prices there would not be sufficient common shares authorized to meet the conversions requested and the Board is seeking sufficient common stock to allow for any and all such potential conversions.
ii. Increase the per share price of the common stock to help maintain the interest of the markets;
iii. Reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and
iv. Provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO CONDUCT THE PROPOSED REVERSE STOCK SPLIT AND CHANGE IN THE PAR VALUE?

A.     All members of the Board of Directors have approved the proposed reverse stock split of the currently issued and outstanding shares of common stock as is in the best interest of Green and the best interest of the current shareholders of Green.

Q.  WILL THE PROPOSED REVERSE STOCK SPLIT RESULT IN ANY TAX LIABILITY TO ME?

A.  The proposed reverse stock split is intended to be tax free for federal income tax purposes.

Q.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A.  To approve the proposals, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required.  Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Green

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.  The Company will pay for the delivery of this information statement.

Q.  WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Richard Surber, President of Green, 59 West 100 South, Second Floor, Salt Lake City, Utah 84101, telephone:  (801) 575-8073.

VOTE REQUIRED FOR APPROVAL

As provide for by Utah Statute, 16-10a-704.   Action without meeting, the written consent of a majority of the voting rights of the shareholders of Green is sufficient to approve the action without a meeting of shareholders.  As the Company has obtained the consent of in excess of 70% of the voting rights of Green's shareholders, no meeting is required to take the action proposed.

DISSENTER'S RIGHTS OF APPRAISAL

The Utah Statutes (the Utah Law) do not provide for dissenter's rights in connection with the proposed amendment of the Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on June 27 2016 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

As of June 27, 2016, Green had issued and outstanding 1,772,358,322 shares of $0.0001 par value common stock, 10,000,000 shares of Supervoting Preferred Stock, which have a 1 for 100 voting right or a total of 1,000,000,000 votes in any shareholder action and 727,607 shares of Series B Preferred Stock, which have a 1 for 1 voting right or a total of 727,607 votes in any shareholder action.  Shareholders holding a controlling interest equaling not less than fifty one percent (51%) of voting rights of the securities of Green, as of the record date have consented to the action required to carry out a proposed reverse stock split of the common stock and to restate the par value of the common stock.

Richard Surber has 37,134 shares of Green's Series B Preferred Stock and 1,104,864 shares of common stock, each share of which holds 1 vote in any shareholder vote, SAKL holds 10,000,000 shares of Supervoting Preferred Stock, each share of which holds 100 votes in any shareholder vote and controls 678,786,286 common shares, either directly or indirectly.  For all of these shares Mr. Surber as President of SAKL has consented to the proposed actions.  These consents provide consent of over 70% of the voting rights of Green's shareholders.  These consents are sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's stock with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of June 27, 2016, there were 1,772,358,322 shares of common stock issued and outstanding. (2)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Super voting Preferred ($0.001 par value)	Sack Lunch Productions, Inc. (1)
	59 West 100 South, 2nd Floor	10,000,000	100%
	Salt Lake City, Utah 84101
Preferred Series "B" Stock	Richard D. Surber
($0.001 par value)(2)	59 West 100 South, 2nd Floor	37,134	4.88%
	Salt Lake City, Utah 84101
Voting Common Stock	Richard D. Surber
($0.0001 par value)(2)	59 West 100 South, 2nd Floor	1,104,864	0.06%
	Salt Lake City, Utah 84101
Preferred Series "B" Stock	Logan C. Fast
($0.001 par value)(2)	59 West 100 South, 2nd Floor	2,000	0.26%
	Salt Lake City, Utah 84101
Voting Common Stock	Sack Lunch Productions, Inc. (1)
($0.0001 par value)(2)	59 West 100 South, 2nd Floor	678,786,286	38.3%
	Salt Lake City, Utah 84101
Preferred Series "B" Stock	Directors and Executive Officers
($0.001par value)	as a Group (including beneficial	55,134	7.25%
	ownership) (1)
Voting Common Stock	Directors and Executive Officers
($0.0001 par value)(2)	as a Group (including beneficial	679,891,150	38.4%
	ownership) (1)
Super voting Preferred ($0.001 par value)	Directors and Executive Officers
	as a Group (including beneficial	10,000,000	100%
	ownership) (1)

(1)   Richard Surber may be deemed a beneficial owner of 679,891,150 shares of the Company's common stock by virtue of his position as an officer and director of Sack Lunch Productions Inc. and of 10,000,000 shares of Super Voting Preferred by virtue of his positions with Sack Lunch Productions, Inc.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

Green is not asking you for a proxy and you are requested to not send us a proxy.  The attached material is for informational purposes only.

ADDITIONAL INFORMATION

Additional information concerning Green Endeavors, Inc. including its Form 10-K annual report for the year ended December 31, 2015 and the quarterly reports on Form 10-Q for the past quarter ended March 31, 2016, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference.  All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Dated: July 11, 2016

By Order of the Board of Directors

/s/ Richard Surber
Richard Surber, President and Director

Exhibit A

UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING
RESOLUTION OF THE BOARD OF DIRECTORS
OF
GREEN ENDEAVORS, INC.
(A Utah corporation)

The undersigned, constituting the members of the Board of Directors (the "Board") of Green Endeavors, Inc., a Utah corporation (the "Corporation"), hereby adopt the following resolution this 27th day of June, 2016.

WHEREAS, the Board believes it is in the best interest of the Corporation to obtain shareholder consent to conduct a reverse stock split of the issued and outstanding shares of common stock on the basis of 1 share for each 2,000 shares currently issued and outstanding and to retain the par value of the common stock at $0.0001 per share and reduce the number of authorized shares of common stock to Two Billion (2,000,000,000), and;

WHEREAS, the Board has reviewed the notice to shareholders prepared by the management of the Corporation to report the taking of this action and to provide information to the shareholders regarding the proposed action;

THEREFORE BE IT RESOLVED, that the Board hereby approves, authorizes, and ratifies the distribution of the notice to shareholders setting forth the decision of the Board to carry out the reverse stock split on the basis of 1 share for each 2,000 shares currently issued and outstanding  and the retaining the par value of the common stock at $0.0001, reduction of the number of authorized shares of common stock to Two Billion (2,000,000,000) and the approval of such actions by the holders of a majority of the voting rights of the current shareholders of the Corporation having been received.  The effective date of the changes shall be July 20, 2016, all fractional shares shall be rounded up to the next whole share, the record date of the reverse shall be July 20, 2016 and the number of authorized shares of common stock shall be reduced to Two Billion with a stated par value of $0.0001 per share.

FURTHER RESOLVED, that the undersigned officers and directors of the Corporation are hereby authorized, empowered, and directed in the name and on behalf of the Corporation, to execute and deliver all such documents, instruments, schedules, forms, and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of any such officers that are consistent with the purpose of this resolution, are hereby authorized, approved, ratified and confirmed in all respects.  Accordingly, the above resolution is hereby unanimously adopted.

Resolution of Green Endeavors, Inc. dated June 27, 2016.

/s/ Logan C. Fast	/s/ Richard D. Surber
Logan C. Fast, Director	Richard D. Surber, Director